Exhibit (q)

POWER OF ATTORNEY

     We, the undersigned officers and Trustees of Large-Cap Core Research Portfolio, a New York business trust, do hereby severally constitute and appoint Barbara E. Campbell, Thomas E. Faust Jr. Maureen A. Gemma and Frederick S. Marius, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, any Registration Statement and any and all amendments (including post-effective amendments) to such Registration Statement filed by Eaton Vance Mutual Funds Trust with the Securities and Exchange Commission in respect of shares of beneficial interest and other documents and papers relating thereto.

     IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.

Signature	Title	Date

/s/ Duncan W. Richardson	President and Principal	August 10, 2009
Duncan W. Richardson	Executive Officer

/s/ Barbara E. Campbell	Treasurer and Principal Financial	August 10, 2009
Barbara E. Campbell	and Accounting Officer

/s/ Benjamin C. Esty	Trustee	August 10, 2009
Benjamin C. Esty

/s/ Thomas E. Faust Jr.	Trustee	August 10, 2009
Thomas E. Faust Jr.

/s/ Allen R. Freedman	Trustee	August 10, 2009
Allen R. Freedman

/s/ William H. Park	Trustee	August 10, 2009
William H. Park

/s/ Ronald A. Pearlman	Trustee	August 10, 2009
Ronald A. Pearlman

/s/ Helen Frame Peters	Trustee	August 10, 2009
Helen Frame Peters

/s/ Heidi L. Steiger	Trustee	August 10, 2009
Heidi L. Steiger

/s/ Lynn A. Stout	Trustee	August 10, 2009
Lynn A. Stout

/s/ Ralph F. Verni	Trustee	August 10, 2009
Ralph F. Verni